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                                                                       Exhibit 1

     ASSET PURCHASE AGREEMENT, dated this 8/th/ day of November, 2000 by and between MALCO TECHNOLOGIES, INC., a Delaware corporation ("Seller"), ALPHA TECHNOLOGIES GROUP, INC. ("Alpha") and MTAC, LLC a Pennsylvania limited liability company ("Purchaser"). Each of Seller, Alpha and Purchaser are referred to herein individually as a "Party" and collectively as the "Parties".

                                   RECITALS
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     A.   Seller is engaged in the design, manufacture, assembly and integration of standard and custom interconnect systems such as backplanes, card cages, chassis, enclosures, switches and connectors used to test, process and/or transmit electronic data in military, telecommunications, automotive and commercial applications (the "Business").

     B. Purchaser was formed by David Prettyman ("DP") who has been Seller's current general manager since June 20, 1997, for the purpose of acquiring the Business and Assets.

     C. Seller desires to sell, and the Purchaser desires to purchase, the Business (hereinafter defined) and the Assets (hereinafter defined), in consideration of the Purchase Price and Purchaser's assumption of the Assumed Liabilities (hereinafter defined), upon the terms and subject to the conditions set forth in this Agreement.

     THEREFORE, the parties hereto agree as follows:

1. DEFINED TERMS

     1.1  Defined Terms.  The following terms shall have the following meanings:

          (i) "Affiliate" shall mean with respect to any Party hereto, any Person (hereinafter defined) which directly or indirectly controls, is controlled by or is under common control with, such Party. The term "control" shall mean the power to direct the affairs of such Person by reason of ownership of voting stock or other equity interests, by contract or otherwise.

          (ii) "Assets" shall mean all the assets, properties, business and other rights owned, leased (as lessee or lessor), licensed (as licensee or licensor) or used by Seller in connection with the Business as of the date hereof, but excluding (a) assets disposed of by Seller
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in the Ordinary Course of Business after the date hereof consistent with its past practices and not in violation of this Agreement and (b) the Excluded Assets (hereinafter defined).

          (iii) "Associate" in reference to any Person, shall mean (a) any corporation, partnership or other entity of which any such Person is an officer or partner or is, directly or indirectly, a beneficial owner (including shares held by any parent, child, sibling or spouse) of 10% or more of any class of equity securities (b) any trust or estate in which any Person has a substantial beneficial interest or as to which any such Person serves as trustee or in a similar fiduciary capacity and (c) any parent, child, sibling or spouse of any such Person, or parent, child or sibling of such spouse.

          (iv) "Assumed Contracts" shall mean all rights, title, interests, and benefits of Seller under the Contracts related to the Business (hereinafter defined) to which Seller is a party and identified on Schedule 6.11(a).

          (v) "Assumed Liabilities" means (a) all obligations of the Seller under the Assumed Contracts; (b) Liabilities and obligations included on the July 30, 2000 Balance Sheet plus those Liabilities incurred in the Ordinary Course of Business since July 30, 2000, excluding any Liabilities between Seller and an Affiliate of Seller (that are not otherwise expressly assumed by Purchaser hereunder), (c) all Liabilities and obligations of the Seller set forth in Schedule 5 attached hereto and (d) all other Liabilities and obligations of the Seller that: (1) DP had Knowledge of, as of Closing; or (2) were directly caused by DP's acts or omissions, unless DP's acts or omissions giving rise to such Liabilities and obligations were at the direction of Seller or resulted from DP following Seller's or Alpha's policies or procedures.

          (vi) "Balance Sheets" shall mean the balance sheets of the Seller as of October 25, 1998, October 31, 1999 and July 30, 2000.

          (vii) "Benefit Plans" shall mean all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "employee welfare benefit plans" (as defined in
Section 3(1) of ERISA), bonus, deferred compensation, incentive or other compensation plans or arrangements, and other

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employee fringe benefit plans at any time maintained, or contributed to, by
Seller and/or Alpha for the benefit of any employees, officers or directors of Seller.

          (viii) "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statement.

          (ix) "Contracts" shall mean all agreements, leases, rental agreements, insurance policies, licenses, employee plans, purchase orders, sales orders, commitments, confidentiality non-use or non-disclosure agreements, and all other binding arrangements, whether written or oral, express or implied, of Seller or relating to the Business or an Asset.

          (x) "Excluded Assets" shall mean Seller's Cash, the Retained Records (hereinafter defined), shared resources, and all rights of the Seller under this Agreement.

          (xi) "Financial Statements" shall mean the (a) Balance Sheets of Seller as of October 25, 1998, October 31, 1999 and the balance sheet of July 30, 2000 and (b) statements of income and statement of cash flows of the Seller for the twelve month period ended October 25, 1998, October 31, 1999 and the statement of income for the nine (9) month period ended July 30, 2000.

          (xii) "Hazardous Materials" mean flammable materials, explosives, radioactive materials, asbestos, polychlorinated biphenyls, carcinogens, oil and other petroleum products, and any other hazardous or toxic materials, wastes and substances as defined under or regulated by the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601, et seq., as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., as amended, Hazardous Material Transportation Act, 42 U.S.C. Section 1801 et seq., and the regulations promulgated thereunder, and all applicable federal, state and local laws, rules and regulations relating to the environment or to effluent wastes, toxic materials, hazardous materials and pollutants, or to the release, use, storage, treatment, transportation, manufacture, handling or disposal of such materials, wastes or substances. The term "release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, damping, or disposing into the

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environment. The term "environment" shall mean any surface or groundwater water supply, land, surface, or subsurface strata or the ambient air.

          (xiii) "Intellectual Property Rights" shall mean the (a) Know-how (hereinafter defined), (b) Trademarks (hereinafter defined), (c) Trade Names (hereinafter defined), (d) Patents, and (e) copyrights, confidential information and all other intellectual property rights, whether registered or not, of Seller pertaining to the Business or Assets of Seller.

          (xiv) "Inventory" shall mean all products, work-in-progress, finished goods, raw materials, components, supplies and packaging materials of Seller.

          (xv) "Know-how" shall mean all trade secrets (including, without limitation, proprietary or confidential information and use and application know-how), computer databases and software, technology, technical information, market surveys and all promotional literature, customer and supplier lists and information and similar data of Seller pertaining to the Business or the Assets.

          (xvi) "Knowledge" with respect to Seller means the actual knowledge, without independent investigation, of any person who is, or has been within three (3) years of the Closing, (a) an officer, director or employee of Alpha or (b) an officer or director of Seller (other than DP). "Knowledge" with respect to DP shall mean the actual knowledge of DP without independent investigation.

          (xvii) "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

          (xviii) "Malvern Superfund Site" means that site in Malvern, Pennsylvania which the Environmental Protection Agency (the "EPA"), pursuant to CERCLA, has designated as the "Malvern TCE Superfund Site", and for which the EPA has proposed a de minimus settlement for Seller.

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          (xix)    "Material Adverse Effect" shall mean an adverse effect on the business, properties, assets, prospects, goodwill or condition, financial or otherwise, of Seller or the Business taken as a whole.

          (xx) "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

          (xxi) "Patents" shall mean United States and foreign patents (including all reissues, divisions, continuations, continuations in part and extensions thereof), patent applications and patent disclosures, and all other patent and ancillary rights of Seller (including those as licensee or licensor).

          (xxii) "Person" shall mean any natural person, corporation, association, partnership, joint venture or other entity.

          (xxiii)  [Intentionally Omitted]

          (xxiv) "Product Liability Claims" shall mean all claims and actions arising from the sale or use prior to the consummation of the Closing of any product sold by Seller for injuries alleged to have been caused by such product.

          (xxv) "Retained Records" shall mean the Seller's (a) Tax Returns and all of its company records and papers not relating to the operation of the Business, (b) records subject to an attorney-client privilege and relating to the transactions contemplated by this Agreement, and (c) copies of all other records which Seller is required by law to retain, which shall be provided after the Closing to Seller by the Purchaser at Seller's request and at its cost.

          (xxvi) "Taxes" shall mean any federal, state or foreign taxes of any kind, including, without limitation, those on, or measured by or referred to as income, gross receipts, estimated, sales, (other than any sales taxes payable arising out of the transaction contemplated by this Agreement) use, ad valorum, transfer, franchise, profits, license, withholding, payroll, employment, unemployment, real property, personal property, value added, excise, severance, stamp, capital stock tax, occupation, premium, property or windfall profits taxes, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986 as amended), customs

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duties or similar fees, assessments, charges or tax of any kind whatsoever required to be paid or collected and remitted by the Seller, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority, domestic or foreign with respect to such Taxes and any obligations under any agreements with respect thereto, whether disputed or not.

          (xxvii) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (xxviii) "Trademarks" shall mean trademarks, registrations thereof, pending applications therefor, and such unregistered rights as are used in the Business.

          (xxix) "Trade Names" shall mean all names, trade names, brand marks, service marks, trade dress, brand names, logos and all other names and slogans embodying Business or product goodwill of Seller, including those identified in
Schedule 1.1(xxviii).

     1.2 Accounting Terms. Any accounting terms used in this Agreement shall, unless otherwise specifically provided, have the meanings customarily given them in accordance with United States generally accepted accounting principles as in effect from time to time as applied on a consistent basis by Seller ("GAAP"), and all financial computations, statements and reports hereunder shall, unless otherwise specifically provided, be in accordance with GAAP.

     1.3 Other Rules of Construction. References in this Agreement to sections, schedules and exhibits are to sections of, and schedules and exhibits to, this Agreement unless otherwise expressly indicated. Words in the singular include the plural, and in the plural includes the singular. The words "and" and "or" connote both the disjunctive and conjunctive of the terms affected, unless otherwise separately expressly indicated. The word "including" means "including, but not limited to,".

2. SALE AND PURCHASE

     2.1 Sale and Purchase. Upon the terms and subject to the conditions set forth in this Agreement, the Seller shall sell, assign, transfer, convey and deliver at the Closing to the Purchaser, and the Purchaser shall purchase, all right; title and interest in and to the Business and

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Assets, free and clear of any claim, lien or encumbrance of every kind and nature, except as otherwise set forth on Schedule 2.1 relating to certain leased assets or assets subject to equipment loans, described on Schedule 2.1.

3. CLOSING

     3.1 The Closing. The closing (the "Closing") shall take place at the offices of Reed Smith Shaw & McClay LLP, 2500 One Liberty Place, Philadelphia, PA 19103 at 10:00 a.m. on November 17, 2000 (the "Closing Date") or on such other date or place as the parties may agree in writing.

     3.2 Closing Events. At the Closing, (a) the sale and purchase referred to in Section 2.1 shall be effected, (b) the Purchase Price described in Section 4 shall be delivered, and (c) each of the parties shall execute and deliver to each other the documents required to be executed and delivered pursuant to
Section 11.

4. PURCHASE PRICE

     4.1  Purchase Price. The consideration for the Business and Assets shall be
(a) $2,200,000 in cash (the "Cash Portion"), (b) a Promissory Note (the "Note") of $300,000 of Purchaser due in full three (3) years from the Closing Date, together with interest at the rate of twelve percent (12%), which Note shall be unsecured, and fully subordinated and in substantially the form of Exhibit A attached hereto and made a part hereof, and (c) assumption by Purchaser of the Assumed Liabilities.

     4.2 Payment of the Purchase Price. The Cash Portion shall be paid at Closing by wire transfer to an account or accounts designated in writing by Seller at least two business days prior to Closing.

     4.3 Allocation of Purchase Price. The parties agree that the Purchase Price (and all other capitalizable costs) shall be allocated among the Assets in the manner set forth on Schedule 4.3 attached hereto. Purchaser and Seller further agree that such allocation shall govern for income tax and financial accounting purposes, and each Party represents and warrants

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that it shall reflect such allocation in its federal and state income tax returns and financial statements.

5. ASSUMPTION OF LIABILITIES

     On and subject to the terms and conditions of this Agreement, the Purchaser agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. The Purchaser will not assume or have any responsibility, however, with respect to any other Liability of the Seller not included within the definition of Assumed Liabilities.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND ALPHA

     Seller and Alpha hereby jointly and severally represent and warrant to the Purchaser, as of the date hereof and as of the Closing, and covenant with the Purchaser, that:

     6.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is duly qualified to do business in each other jurisdiction in which the ownership, leasing or operation of the Assets or the conduct of the Business requires such qualification, except where such failure to qualify would not have a Material Adverse Effect on the Business.

     6.2 Authority. (a) Seller and Alpha have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by them pursuant hereto and to consummate the transactions contemplated hereby and thereby. All required corporate acts to authorize Seller and Alpha to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby have been duly and properly taken.

          (b) This Agreement has been duly executed and delivered by Seller and Alpha and constitutes, and such other agreements and instruments when duly executed and delivered by Seller and Alpha shall constitute legal, valid and binding obligations of Seller and Alpha enforceable in accordance with their respective terms.

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          (c)  Neither the execution and the delivery of this Agreement nor the consummation by Seller and Alpha of the transactions contemplated hereby will:
(i) violate any law, (ii) conflict with, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a breach or default), result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, require any notice under, the Articles of Incorporation or by-laws of Seller and Alpha or, any indenture, mortgage, lease, Contract or other instrument to which Seller or Alpha is a party or by which either Seller or Alpha or the Assets or Business, is bound except as set forth on Schedule 6.2(c), (iii) or result in the creation of a claim, lien or encumbrance on the Business or any of the Assets, which is reasonably likely to have a Material Adverse Effect on the Business.

          (d) Schedule 6.2(d) lists all authorizations, consents or other orders or actions of, or filings with, any Body (hereinafter defined) or Person required to be obtained or made in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby (the "Approvals").

     6.3 Financial Statements. Except as set forth on Schedule 6.3, the Financial Statements (which do not include any notes) (a) were prepared in accordance with GAAP applied on a consistent basis, and are consistent with the books of account and records of Seller (which books and records are correct and complete), and (b) are a fair presentation of the financial condition of Seller as of the dates thereof and for the period covered thereby.

     6.4 Real Property. Seller owns no real property. Schedule 6.4 identifies the lease for real property used by Seller in connection with the Business (the "Real Property"). The lease (the "Lease") is legal, valid, binding, enforceable and in full force and effect without any default or breach by Seller or lessor (including default or breach effective after notice or the passage of time). Seller has no Knowledge of any pending, or threatened, condemnation, eminent domain or similar proceeding with respect to the Real Property or the improvements thereon. Seller has delivered a complete copy of the Lease to Purchaser.

     6.5 Personal Property. Except for changes made in the Ordinary Course of Business since October 31, 1999, Seller owns the Assets or has a valid leasehold interest in the Assets, free and clear of all claim, liens or encumbrances other than those set forth on Schedule 6.5.

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Schedule 6.5(a) lists each of Seller's fixed assets acquired after June 1, 1994 together with its historical cost and depreciated value as of October 1, 2000.
Schedule 6.5(b) lists all leases of personal property, and complete copies thereof have been delivered by Seller to Purchaser. Seller's possession of all leased personal property has not been disturbed, nor has any claim been asserted against it under any such lease. Each lease identified on Schedule 6.5(b) is legal, valid, binding, enforceable and in full force and effect without any default or breach by Seller or lessor (including default or breach effective after notice or the passage of time).

     6.6 Intellectual Property Rights. (a) Schedule 6.6 lists all Intellectual Property Rights that are material to the Business, provided however that
Schedule 6.6 shall list, whether material to the Business or not: (i) all trade marks, trade names, service marks and trade dress; and (ii) all Intellectual Property Rights registered (or pending registration) with any federal or state Body. Such Schedule specifies which of such Intellectual Property Rights are owned by Seller and which are licensed (as a license or licensor) and which are registered, with the registration number and date of registration. Each such license is legal, valid, binding, enforceable and in full force and effect without any default or breach by either party (including default or breach effective after notice or the passage of time) and the consummation of the transactions contemplated by this Agreement will not result in a default or breach (including default or breach effective after notice or the passage of time) under any such license or a termination of any such license.

          (b)  Except as disclosed in Schedule 6.6:

               (i) all Intellectual Property Rights are owned outright by Seller on an exclusive, irrevocable basis free and clear of all claims, liens and encumbrances;

               (ii) the registrations listed in Schedule 6.6 for the Intellectual Property Rights are valid and subsisting and have not been canceled;

               (iii) no Person other than Seller has been granted the right to use any of the Intellectual Property Rights listed in
                     Schedule 6.6, and Seller has no Knowledge of any infringing use thereof;

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               (iv)   Seller is not required, and Purchaser will not be
                      required, to pay any royalty or other payment to any other Person with respect to any Intellectual Property Right;

               (v) all rights of Seller in and to such Intellectual Property Rights are transferable to the Purchaser without any required consent or other approval;

               (vi) upon the consummation of the transfers provided for herein, Seller will have transferred to the Purchaser all right, title and interest in and to such Intellectual Property Rights, free and clear of all claims, liens and encumbrances, but subject to any registration or recording requirements as the law of any jurisdiction may impose. Such registration or recording requirements are set forth in section (vi) of Schedule 6.6;

               (vii) there is no conflict (pending or threatened) with any right of any other Person with respect to any Intellectual Property Right;

               (viii) no suit, action, arbitration or governmental
                      investigation, or legal, administrative or other proceeding (collectively a "Legal Proceeding") is pending or to Seller's knowledge, threatened against Seller which involves any Intellectual Property Right;

               (ix) Seller is not subject to any judgment, order, writ, injunction, judgment, or decree (collectively "Orders") of any court, arbitration agency or panel, governmental department, commission, board, bureau, agency or instrumentality, domestic (federal, state or local) or foreign, or arbitrator or arbitration panel (collectively a "Body"), and Seller has not entered into any contract which restricts or impairs the use of any Intellectual Property Right.

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     6.7  Litigation. Schedule 6.7 sets forth each instance in which the Seller
(i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any Body. None of the actions, suits, proceedings, hearings, and investigations set forth in Schedule 6.7 could result in a Material Adverse Effect on the business, financial condition, operations, results of operations, or future prospects of the Seller.

     6.8 Legal Compliance. The Seller and its respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the non-compliance of Seller or its respective predecessors or Affiliates would not have a Material Adverse Effect on the Business. No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of the Seller or its respective predecessors or Affiliates alleging any failure so to comply.

     6.9 Product Liability. The Seller has no Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Seller.

     6.10 Entire Business; Ownership of Assets. (a) The sale and transfer of the Assets by the Seller to the Purchaser pursuant to this Agreement will effectively convey to the Purchaser the entire Business (as historically and currently conducted) and all the Assets, including, without limitation, all of the tangible and intangible property and rights used by Seller in connection with the Business. Except as set forth on Schedule 6.10, there are no assets, facilities or services used by Seller in connection with the Business or Assets in which an Affiliate of the Seller has any interest.

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          (b)  Seller is, and will at Closing be, the sole owner of the Business and Assets free and clear of all claims, liens and encumbrances of every kind and nature, other than with respect to leased assets or assets subject to equipment leases or loans.

     6.11 Material Contracts. (a) Schedule 6.11(a) lists all Material Contracts (as defined below), copies of which have been previously delivered to Purchaser.

          (b) "Material Contracts" shall include all Contracts to which Seller is a party:

               (i) for the employment of any officer, director, employee or consultant or with any labor union or association,

               (ii) pursuant to which any person who is or was an officer, director, employee, consultant or an Affiliate or Associate of any such Person has a material interest;

               (iii) relating to the borrowing or lending of money or the guarantee of any obligations for borrowed money, excluding trade payables, or endorsements made for purposes of collection in the Ordinary Course of Business;

               (iv) having an unexpired term of more than 12 months after the Closing or involving payments after the Closing in excess of $5,000;

               (v) for the lease of tangible personal property under which it is the lessee (i) having unexpired terms of more than 12 months after the Closing or (ii) involving rent or other payments after the Closing in excess of $5,000 under any such lease;

               (vi) not entered in the Ordinary Course of Business for the production or supply by or for it for goods or services having unexpired terms (including any periods covered by options to renew exercisable by other parties) of more than 90 days after the Closing;

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               (vii)  for capital expenditures or the purchase by it of
                      materials, supplies, equipment or services which requires payments by Seller in excess of $5,000 after the Closing;

               (viii) involving licensing of rights to or by Seller, or
                      involving payment of royalties by or to Seller;

               (ix) distributor, dealer, manufacturers representative, sales agency, franchise or advertising Contracts;

               (x) granting to any person a right to purchase any Asset other than in the Ordinary Course of the Business;

               (xi) containing covenants not to compete in any business or geographical area or restricting it from the use or disclosure of any information in its possession;

               (xii)  not made in the Ordinary Course of the Business;

               (xiii) concerning a partnership or joint venture;

               (xiv) with an Affiliate of Seller or Alpha that will survive Closing;

               (xv) requiring Seller to indemnify another party, except pursuant to this Agreement;

               (xvi)  for the lease for real property, deeds or easements; or

               (xvii) concerning a settlement, waiver or consent with any Body.

          (c)  Except as referred to in Schedule 6.11(c):

               (i) All the Material Contracts are in all respects valid, legal, binding, enforceable, and in full force and effect;

               (ii) Seller, and each other party thereto, has in all material respects performed all obligations required to be performed by such

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                      Material Contracts, and neither Seller nor any other party thereto is in breach or default (and with the giving of notice or lapse of time will not be in breach or default), and will not be in breach or default (and with the giving of notice or the lapse of time will not be in breach or default) as a result of the consummation of the transactions contemplated by this Agreement, under any Material Contract;

               (iii) Seller has not received notice that any party to any such Material Contract intends or may intend to cancel or terminate any such contract or to exercise or not exercise options or rights under any such contract;

               (iv) all liabilities and obligations of Seller required to be paid or performed by Seller on or before the Closing under all Material Contracts have been, or will have been on the Closing, duly paid in full or performed by the Seller in all material respects; and

               (v) the consummation of the transactions contemplated by this Agreement (A) does not require any Consent under any Material Contact which consent will not have been obtained by Seller as of the Closing, and (B) will not result in a right to terminate or modify or accelerate any right or privilege now enjoyed by Seller under any Material Contract.

           (d) Seller and Purchaser shall update Schedules 6.11(a) and 6.11(c) as of the Closing.

     6.12 Employees. (a) Except as disclosed in Schedule 6.12(a), Seller is not, and has not been subject to Liability arising out of claims made or suits brought by any employee or former employee of, or applicant for employment with, Seller. Seller does not have Knowledge of any employee plans to terminate employment. Seller has not committed any unfair labor practices.

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           (b)  Schedule 6.12(b) lists, as of the date hereof, all Seller's employees by name, position, annual salary and length of service, and summarizes the employee benefits received or to be received by such employee. Such Schedule shall be updated by Seller as of the Closing.

           (c) Seller has not received any notices with respect to claims or findings of violations under OSHA.

     6.13 Permits. Seller has all the franchises, licenses, permits and governmental and regulatory authorizations and approvals used by Seller or required in connection with the ownership and use of the Assets or operation of Business (the "Permits"). All such Permits are listed in Schedule 6.13 and are legal, valid, binding, enforceable and in full force and effect. There are no pending or threatened proceedings that could result in the termination or impairment of any Permit.

     6.14 Insurance. All insurance policies or binders insuring an Asset or the Business are listed in Schedule 6.14. With respect to the Assets and Business:

           (i) all insurance of Seller has been issued under valid and enforceable policies or binders for the benefit of Seller;

           (ii)  all such policies or binders are in full force and effect;

           (iii) there are no pending or asserted claims against such insurance by Seller as to which the insurers have denied liability; and

           (iv) there exist no claims under such insurance policies that have not been properly filed.

Schedule 6.14 also sets forth the claims experience for two years with respect to the Business or Assets (both insured and self-insured).

     6.15 Books of Account. All the books of account of Seller have been made available to the Purchaser and they accurately record all the transactions and assets of the Seller and the Business.

     6.16  Intentionally Omitted.

     6.17 Brokers. Seller has not incurred any liability, either express or implied, to any "broker", "finder", financial adviser or similar person in respect of any of the transactions contemplated hereby.

     6.18 Environmental Matters. Seller has obtained all Licenses which are required under applicable Environmental Laws, except where the failure to obtain such License would not have a Material Adverse Effect on the Business. Each such License is in full force and effect. Seller has conducted its business and operations in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law.

           (a) Except for the claim by the EPA concerning the Malvern Superfund Site, no Order has been issued, no Environmental Claim has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of Seller, threatened by any Body with respect to any alleged failure by Seller to have any License required under applicable Environmental Laws in connection with the business or operation of Seller or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or Release of any Hazardous Material in connection with the business or operation of Seller, and there are no facts or circumstances in existence which could reasonably be expected to form the basis for any such Order.

           (b) Seller has not transported or arranged for the transportation of any Hazardous Materials in connection with the business or operation of Seller to any location that is listed on the National Properties List under CERCLA.

           (c) No Hazardous Material generated in connection with the operation of the Business has been recycled, treated, stored, disposed of or Released by Seller in violation of law at any location.

     6.19  Disclosure. The representations and warranties contained in this
Section 6 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 6 not misleading.

     6.20 Investment. The Seller (a) understands that the Note has not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring the Note solely for its own account for investment purposes, and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, and (d) is able to bear the economic risk and lack of liquidity inherent in holding the Note.

7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

     Purchaser represents and warrants to, and covenants with, Seller as follows:

     7.1 Organization. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

     7.2 Authority. (a) Purchaser has full power and authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by Purchaser pursuant hereto and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by or on the part of Purchaser to authorize such execution, delivery and consummation have been and, as of the Closing, will be duly and properly taken.

          (b) This Agreement has been duly executed and delivered by Purchaser and constitutes, and such other agreements and instruments when duly executed and delivered by Purchaser will constitute, legal, valid and binding obligations of Purchaser, enforceable in accordance with their respective terms.

          (c) The execution and delivery by the Purchaser of this Agreement and the execution and delivery by the Purchaser of such other agreements and instruments and the consummation of the transaction contemplated hereby and thereby will not (i) violate any law, regulation or rule, (ii) conflict with, result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under the Certificate of Formation or By-laws of the Purchaser or any indenture, mortgage, lease, agreement or other instrument to which it is a party or by which it is bound, or (iii) violate any judgment, order, injunction, decree or award against, or binding upon Purchaser, or any of its properties or assets.

          (d) No approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by the Purchaser of this Agreement and the execution and delivery by the Purchaser of such other agreements and instruments or the consummation by the Purchaser of the transactions contemplated hereby or thereby.

     7.3 Schedules, Truthfulness. No representation or warranty of the Purchaser in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading,

     7.4 Affiliate of Alpha. Purchaser understands that Seller is a wholly-owned. subsidiary of Alpha and, as such, shares certain resources with Alpha including, but not limited to, financial accounting personnel, which will not be available to Purchaser following Closing.

     7.5 No Reliance. Purchaser is not relying, and shall not rely, upon any representation, schedule, statement or report other than those contained herein (including the schedules and exhibits annexed hereto). To the Knowledge of DP, no representations or warranty of Seller is untrue or inaccurate in any material respect.

     7.6 Broker. Except for a broker fee due to Curtis Financial, Purchaser has not incurred any liability, either express or implied, to any "broker", "finder", financial adviser or similar person in respect of any of the transactions contemplated hereby.

8. FURTHER COVENANTS AND AGREEMENTS

     8.1 Conduct of Business. (a) Except as otherwise expressly provided herein, from and after the date hereof and until the Closing, Seller's board of directors and/or officers, other than DP, provided however that Seller or Alpha shall not direct DP to violate this Section 8.1(a), will not direct Seller to:

               (i) conduct the Business other than in its Ordinary Course of Business;

               (ii) incur any liability out of the Ordinary Course of Business;

               (iii) take any action or engage in any transaction which would render any representation and warranty of Seller inaccurate as of the date hereof or as of the Closing;

               (iv) except in the Ordinary Course of Business, modify, amend or waive any provisions of, or terminate or decline to enforce, any Contract without the prior written consent of Purchaser, which consent shall not be unreasonably withheld;

               (v) sell, lease, transfer or otherwise dispose of, or subject to any lien, any of its properties or assets other than in the Ordinary Course of Business;

               (vi) make any material acquisition or investment either by purchase of stock or securities, merger or consolidation, contributions to capital, property transfers, or purchases of any property or assets of any other individual, corporation or other entity;

               (vii) make any material change in any of its Contracts or enter into, renew or terminate any Material Contract or a Contract that calls for aggregate annual payments by the Seller of $20,000 or more and which either (i) is not terminable at will on 30 days or less notice without cost, liability or expense to the Company or (ii) has a term of more than one year; or

               (viii) increase in any material respect the compensation or fringe benefits of any of Seller's employees or pay any bonus, pension or retirement allowance not required by any existing plan, program or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare, benefit plan or agreement or employment agreement with or for the benefit of any employee.

          (b) Seller agrees that until the Closing, designated representatives of the Purchaser, with prior notice to Seller and with Seller's approval, may observe the day-to-day management of the Business.

     8.2 Approvals; Consents; Permits. Seller and Purchaser shall cooperate to obtain all Approvals, Consents, and Permits, including governmental authorizations, estoppel certificates and filings required to be obtained or made or which may be reasonably necessary to the consummation of the transactions contemplated by this Agreement or the ownership of or use by Purchaser of the Assets or its operation of the Business, as may be reasonably requested by Purchaser.

     8.3  Access, Information.  Through the Closing, Seller shall:

          (i) afford to the authorized representatives of the Purchaser, with prior notice to Seller and Seller's approval, reasonable access, during normal business hours, to the employees, offices, plants, properties, books and records of the Seller in order that the Purchaser may have full opportunity to make such legal, financial, accounting and other reviews or investigations of the Business and the Assets as the Purchaser shall desire to make;

          (ii) Furnish to the Purchaser and its authorized representatives such additional financial and operating data and other information regarding the Assets and Business as Purchaser shall reasonably request; and

          (iii) permit a representative of the Purchaser's accountants to observe the physical inventory of the Business as of the Closing Date.

     8.4 Reasonable Best Efforts. Seller and the Purchaser shall use their reasonable best efforts to fulfill the conditions to their or its obligations hereunder and to cause their or their respective representations and warranties to remain true and correct in all material respects as of the Closing.

     8.5 Cancellation of Security Interest. On or prior to the Closing, Seller shall cause to be cancelled and terminated all security interests, liens or other encumbrances on the Business and the Assets, except as otherwise set forth on Schedule 8.5.

     8.6 Benefit Plans. As of the Closing, Seller shall terminate all Benefit Plans, and shall make all payments or contributions necessary to terminate such Plans without further liability or payment after Closing, other than accrued 401(k) contributions withheld and employer matching contributions to the extent listed on Schedule 5 hereto. As part of such termination, Seller may vest each employee in such Plans and distribute the amounts held in such Plans to Seller's employees. All obligations or liabilities relating to any such Plan, or such termination, shall be a Liability retained by Seller and not an Assumed Liability.

9. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

     All obligations of the Purchaser to effect the Closing hereunder are, at the option of the Purchaser, subject to the conditions precedent that, at the
Closing:

     9.1 Opinion of Counsel. Purchaser shall have received the favorable opinion of Shapiro Forman & Allen, LLP, counsel for Seller and Alpha, addressed to Purchaser and dated as of the Closing in the form attached hereto as Exhibit 9.1.

     9.2 Performance by Seller. All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Seller and Alpha on or before the Closing shall have been complied with and performed in all material respects.

     9.3 Representation and Warranties. The representations and warranties made by Seller and Alpha in this Agreement shall be true and correct as of the Closing except where any inaccuracy will not result in a Material Adverse Effect.

     9.4 No Actions or Proceedings. No Legal Proceeding shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which may affect Purchaser's right to own, operate or control, after the Closing, any material portion of the Assets or the Business.

     9.5 Name Change. Seller shall have delivered to Purchaser certificates properly executed for filing with the Secretary of the State of Delaware, changing Seller's name to a name dissimilar to that presently used.

     9.6 Consent, Permits and Approvals. Except as indicated on Schedules 6.2(c) and 6.2(d), all Approvals, Consents and Permits required in connection with the consummation shall have been obtained and delivered to Purchaser on or prior to the Closing.

     9.7 FIRPTA Certificate. Seller shall have delivered to Purchaser a certificate, as contemplated under and meeting the requirements of section 1.1445-2(b)(2)(i) of the Treasury Regulations, to the effect that the Seller is not a foreign person with the meaning of the Code and applicable Treasury Regulations.

     9.8 Documents. Purchaser shall have received each of the Documents set forth in Section 11.1 in form and substance reasonably satisfactory to it.

     9.9 Finance. Purchaser shall have obtained financing of at least $2,450,000 on normal commercial terms to consummate the transactions contemplated by this Agreement.

     9.10 Appropriation of Name. Seller shall have delivered to Purchaser any documents necessary to transfer to Purchaser and for Purchaser to receive, the name "Malco Technologies".

10. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     All obligations of Seller to effect the Closing hereunder are, at its option, subject to the conditions precedent that, at the Closing:

     10.1 Opinion of Counsel. Seller shall have received the favorable opinion of Reed Smith LLP, counsel for the Purchaser, addressed to Seller and dated as of the Closing, in the form attached hereto as Exhibit 10.1.

     10.2 Performance by the Purchaser. All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by the Purchaser on or before the Closing shall have been complied with and performed.

     10.3 Representations and Warranties. The representations and warranties made by the Purchaser in this Agreement shall be true and correct in all material respects as of the Closing.

     10.4 No Actions or Proceedings. No Legal Proceeding shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

     10.5 Documents. Seller shall have received each of the Documents referred to in Section 11.2 in form and substance reasonably satisfactory to it.

11. DOCUMENTS TO BE DELIVERED AT THE CLOSING

     11.1 Documents to be Delivered by Seller. At the Closing, Seller shall deliver, or cause to be delivered, to the Purchaser the following, executed by all parties thereto other than the Purchaser:

           (a) instruments of transfer and assignment (including separate instruments transferring and assigning each of the Permits, Intellectual Property Rights, Contracts and Leases) of the Business and the Assets to the Purchaser, in form and substance reasonably satisfactory to the Purchaser's counsel;

           (b) copies of resolutions of the board of directors of Seller authorizing the transactions referred to in this Agreement, and a certificate of Seller's secretary dated as of the Closing, to the effect that the resolutions were duly adopted and are in full force and effort;

           (c)  the opinion of counsel referred to in Section 9.1;

           (d) assignments of the Contracts and Leases in the form attached hereto as Exhibit B;

           (e)  the up-dated Schedules referred to in Section 6.11;

           (f) a certificate of the Seller certifying the truthfulness of Seller's representations and warranties, and the fulfillment of all of Seller's covenants, as of Closing; and

           (g) such supplemental schedules as may be necessary to make all Schedules of the Seller accurate and complete as of Closing.

     11.2 Documents to be Delivered by the Purchaser. At the Closing, the Purchaser shall deliver, or cause to be delivered to the Seller the following:

           (a)  the Purchase Price in the manner described in Section 4.2;

           (b)  the Note;

           (c)  the opinion of counsel referred to in Section 10.1;

           (d) agreements assuming the Assumed Contracts, (including the Leases), in form and substance reasonably satisfactory to Seller;

           (e) a certificate of the Purchaser certifying the truthfulness of its representations and warranties, and the fulfillment of all of Purchaser's covenants, as of Closing; and

           (f) copies of resolutions of the Managers of Purchaser authorizing the transactions referred to in this Agreement, and a certificate of its secretary dated as of the Closing, to the effect that the resolutions were duly adopted and are in full force and effect.

12. SURVIVAL AND INDEMNIFICATIONS

     12.1 Survival of Representations. The representations, warranties, covenants and agreements contained in this Agreement, and in any agreements, certificates or other instruments delivered pursuant to this Agreement, shall survive the Closing and shall remain in full force and effect, subject to all limitations and other provisions contained in this Agreement until the expiration of one (1) year from Closing.

     12.2 Indemnification by Seller and Alpha. Seller and Alpha hereby jointly and severally agree to indemnify and hold harmless Purchaser and its successors, assigns and Affiliates (and its and their respective directors, officers, employees, agents and representatives) from and against any and all claims, damages, liabilities, fines, liens, losses or other obligations whatsoever, together with costs and expenses, including fees and disbursements of counsel and expenses of investigation incurred in connection therewith or in connection with the enforcement of the indemnifying party's indemnification obligations hereunder (collectively, "Losses"):

           (a) subject to Section 12.5(c), arising out of, based upon, or caused by the inaccuracy of any representation or the breach of any warranty of Seller and Alpha contained in this Agreement or in any agreement certificate or other instrument delivered by Seller pursuant to this Agreement, except if DP had Knowledge that such representation or warranty was inaccurate or was untrue in any material respect;

           (b) subject to Section 12.5(c), arising from the failure of Seller and Alpha to pay or discharge, in due course, any Liability, other than an Assumed Liability;

           (c)  relating to the Malvern Superfund Site; and

           (d) arising out of, based upon, or caused by the breach of any covenant of Seller and Alpha contained in this Agreement or in any agreement certificate or other instrument delivered by Seller pursuant to this Agreement.

     12.3 Indemnification by Purchaser. Purchaser hereby agrees to indemnify and hold harmless Seller from and against any and all Losses:

           (a) arising out of, based upon or caused by the inaccuracy of any representation or the breach of any warranty, covenant or agreement of the Purchaser contained in this Agreement or in any agreement, certificate or other instrument delivered by the Purchaser pursuant to this Agreement; or

           (b) arising from the failure of the Purchaser to pay or discharge, in due course, any Assumed Liability.

           (c)  arising from the operation of the Business after the Closing
Date.

     12.4 Notice, Etc. Each indemnified party agrees to give the indemnifying party prompt written notice of any action, claim, demand, discovery of fact, proceeding or suit (collectively, "Claims") for which such indemnified party intends to assert a right to indemnification under this Agreement. With respect to a claim by a third party against an indemnified party, the indemnifying party shall have the right to participate jointly with the indemnified party in the indemnified party's defense, settlement or other disposition of any Claim. With respect to any such third party claim relating solely to the payment of money damages and which will not result in the indemnified party becoming subject to injunctive or other relief or otherwise adversely affect the business of the indemnified party in any manner, and as to which the indemnifying party shall have acknowledged in writing the obligation to indemnify the indemnified party hereunder, the indemnifying party shall have the sole right to defend, settle or otherwise dispose of such Claim, on such terms as the indemnifying party, in its sole discretion, shall deem appropriate. The indemnifying party shall obtain the written consent of the indemnified party, which shall not be unreasonably withheld, prior to ceasing to defend, settling or otherwise disposing of any Claim if as a result thereof the indemnified party would become subject to injunctive or other equitable relief or the business of the indemnified party would be adversely affected in any manner.

     12.5 Limitations. (a) Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any statute of limitations, the obligation of Seller and Alpha to indemnify Purchaser, its Affiliates and their respective directors, officers, employees, agents and representatives from and against any Loss (other than from a failure to pay a retained Liability which will continue for the applicable statute of limitations) shall terminate one (1) year from the Closing Date, if no notice of Claim shall have been given with respect to such Loss prior to expiration of said period, except that Claims pending on, or asserted prior to, the expiration of said period shall continue to be indemnified against.

           (b) Notwithstanding the foregoing, no claim for indemnification arising from a breach of a representation or warranty shall be made by Purchaser until its indemnified costs or Loss exceed $37,500.00 in the aggregate, and the maximum amount Seller and Alpha may be liable for with respect to any such indemnification claim(s) shall be determined by Section 12.2(c).

           (c) In no event shall the combined obligation of Seller and Alpha to indemnify Purchaser pursuant to Section 12.5(a) and 12.5(b) exceed an amount totaling: (i)

$200,000.00; plus (ii) all amounts due under the Note referred to in Section 4.1, notwithstanding any reduction in the amounts due thereunder. Notwithstanding the previous sentence, the combined obligation of Seller and Alpha to indemnify Purchaser with respect to Section 12.2(b) shall not be limited by the previous sentence if Seller or Alpha had Knowledge of such Liabilities as of Closing.

     12.6 Reimbursement of Costs. The costs and expenses, including fees and disbursements of counsel and expenses of investigation, incurred by any indemnified party in connection with any Claim shall be reimbursed on a quarterly basis by the indemnifying party without prejudice to the indemnifying party's right to contest the indemnified party's right to indemnification and subject to refund in the event the indemnifying party is ultimately hold not to be obligated to indemnify the indemnified party. The indemnification provided for herein shall extend to any indemnified costs incurred in defending any claim, suit or assessment which, if successful, would have given rise to an obligation for indemnification.

13. POST CLOSING CONTRACTS

     13.1 Non-Compete; Non-disclosure; Consulting. (a) Seller, for itself, Alpha and Alpha's current and future subsidiaries and Affiliates (other than its outside directors not acting on behalf of Alpha or any of its current or future subsidiaries), agrees, for a period of three years from the Closing Date, not to directly or indirectly, take away or interfere or attempt to interfere with any custom, trade, business or patronage of the Purchaser and its Affiliates relating to the Business, and will not without Purchaser's prior written consent, directly or indirectly as an owner, partner, employee or consultant,
(x) engage in any business, directly or indirectly, that competes with the Business, (y) hire any person that worked for Seller within sixty (60) days of Closing or that worked for Purchaser at anytime thereafter and (z) disclose or use, in any manner, any confidential information related to the Business or the Assets or use of any Intellectual Property Right other than (i) disclosure to their attorneys, accountants, or other professionals; or (ii) as required by law. The existence of any claim or cause of action against Purchaser, whether predicated on the Agreement or otherwise shall not constitute defense to enforcement by Purchaser of this covenant. If the Purchaser is obliged to resort to the courts for the enforcement of any of the covenants or agreements contained herein, or if such covenants or agreements are otherwise the subject of litigation between the parties, then the term of such covenant shall be extended for a period of time equal to the period of such breach commencing on the later of (i) the date on which the original term was to end; or (ii) the date of the final court order (without further right of appeal) enforcing such covenant.

           (b) Seller acknowledges that its failure to comply with the provisions of Section 13.1 (a) will result in irreparable and continuing damage for which there will be no adequate remedy at law and that, in the event of a failure to comply, the aggrieved party and their successors, legal representatives and assigns shall be entitled to temporary, preliminary and permanent injunctive relief and to such other and further relief as may be proper and necessary to ensure compliance with the provisions of Section 13.1(a).

     13.2 Further Assurance. From and after the Closing, upon request of the Purchaser, Seller shall execute, acknowledge and deliver all such further documents as may be reasonably requested to further evidence or effect the transfer to the Purchaser of good title to, and possession of, the Assets.

     13.3 Use of Names. After the Closing, neither Seller nor any of its Affiliates, successors or assigns shall adopt or otherwise use any variation thereof or any trade name, trademark or service mark used in connection with the Business.

     13.4 Financial Records. (a) Each Party hereby agrees that, after Closing, it shall make available to the other all work papers, records and notes of any kind, at all reasonable times, for the purpose of allowing the appropriate Party to complete tax returns, respond to audits, obtain refunds, make any determination required under this Agreement, verify issues and negotiate settlements with tax authorities or defend or prosecute tax claims.

           (b) After the Closing, the Purchaser shall (i) afford to Seller, its counsel and accountants, during normal business hours, reasonable access to the books, records and data relating to the Business or Assets with respect to the period through the Closing Date, and (ii) cooperate with Seller, at Seller's expense, in connection with any fact-finding by or on behalf of Seller in connection with any claims made against Seller.

     13.5 Tax Matters. The following provisions shall govern the allocation of responsibility as between Seller and Purchaser for certain tax matters following the Closing Date:

           (a) Seller shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for Seller for all periods ending on or prior to the Closing Date which are filed after the Closing Date, at the expense of Seller. Seller and Alpha shall be solely responsible for any Taxes owed by Seller for such time period .

           (b) Each Party shall be responsible for Taxes incurred by such Party in connection with the transactions contemplated hereby.

           (c) In the event that a governmental taxing authority (including, but not limited to the Internal Revenue Service and all state and local counterparts thereof) alleges that Purchaser is liable for any Taxes of Seller, Seller and Alpha will indemnify and hold harmless Purchaser for any and all such Tax liabilities. Notwithstanding anything in this Agreement to the contrary, Seller's and Alpha's obligations under this Section shall survive Closing until expiration of the applicable statutes of limitations relating to such Taxes.

     13.6 Accounts Payable; Accounts Receivable. (a) Seller has issued checks that have not yet been presented for payment for certain accounts payable which are included in the Assumed Liabilities. Purchaser agrees, within one business day following notice from Seller that any of such checks have been paid, to wire transfer to Alpha the amount of any such payment.

           (b) Seller agrees, within one business day of its receipt of any checks in payment of its or Purchaser's accounts receivable, to instruct its bank ("Seller Bank") to collect such checks and remit any amounts so received, by wire transfer, to Purchaser or Purchaser's bank, at Purchaser's option.

14. MISCELLANEOUS

     14.1 Amendments and Waivers. This Agreement may be modified or amended only by written instrument signed by the parties hereto.

     14.2 Transferability. (a) The respective rights and obligations of each Party hereto shall not be assignable by such Party without the written consent of the other parties hereto, except that Purchaser may assign its right to purchase the Assets and Business to any Affiliate of Purchaser, but only if all obligations of the Purchaser hereunder are duly guaranteed by Purchaser pursuant to a form of guaranty reasonably acceptable to Seller.

           (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assignees. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto and their respective successors and permitted assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     14.3 Notices. Any notice, request or other document to be given hereunder to a Party hereto shall be in writing and delivered in person or sent by registered or certified mail, postage prepaid, or by Federal Express (priority service), and by telephone facsimile transmission ("fax") confirmed by telephone, as follows:

           If to Seller, addressed to it at:

           Lawrence Butler
           11990 San Vicente Boulevard
           Suite 350
           Los Angeles, CA 90049
           Fax Number: (310) 566-4006

           with a copy to:

           Shapiro Forman & Allen LLP
           Attention: Robert W. Forman, Esq.
           380 Madison Avenue, 25/th/ Floor
           New York, New York 10017
           Fax Number: (212) 557-1275

           and

           If to Purchaser:

           David Prettyman
           c/o MTAC, LLC
           94 County Line Road
           Colmar, PA 18915
           Fax Number: (215) 997-5840

           with a copy to:

           Joseph M. Sedlack, Esquire
           Reed Smith LLP
           2500 One Liberty Place
           Philadelphia, PA  19103

Any Party hereto may change its address for receiving notices, requests and other documents by giving written notice of such change to the other parties.

     14.4 Governing Law; Legal Fees. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. In the event of any dispute, as part of any judgment the Party substantially prevailing in its claims of defense shall be entitled to its reasonable attorneys fees, costs, disbursements and expert witness fees.

     14.5 Partial Invalidity. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     14.6 Section Headings. The section headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     14.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     14.8 Entire Agreement. This Agreement, together with the Schedules and Exhibits and the agreements and instruments delivered pursuant hereto, contains the entire agreement between the parties, and supersede all prior agreements and understanding between them relating to the subject matter hereof.

     14.9 Confidentiality. Prior to the Closing Date, and at all times thereafter if the transactions contemplated herein are not consummated, Purchaser agrees to keep secret all confidential information regarding Seller and the Assets which it has received from Seller during the negotiation of this Agreement or its investigation of the Assets. Purchaser agrees not to use any of such confidential information in the conduct of this business or any business controlled by it or otherwise and, if this Agreement is terminated for any reason prior to the Closing Date, Purchaser agrees to deliver to Seller, upon Seller's request, all memoranda, notes, records, agreements, reports and other documents, and any copies thereof, relating to the Assets which Purchaser may then possess or have under its control and which it received from Seller or its agents.

     14.10 Publicity; Disclosure. Prior to Closing, Purchaser and Seller will not issue any report, statement, release or other public announcement or disclosure pertaining to the matters contemplated by this Agreement without the prior written consent of Alpha, unless required by law. Purchaser and Seller shall reveal the existence of this Agreement and the terms thereof only to such of its employees and representatives who have a "need to know" and who are advised of the restrictions on publicity set forth above.

     14.11 No Third Party Beneficiaries. Nothing contained herein shall confer, or be deemed to confer, any third party beneficiary rights to any person not a party hereto.

     14.12  Intentionally Omitted.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on and as of the day and year first above written.


ATTEST: [Corporate Seal]                MALCO TECHNOLOGIES, INC.


/s/ Patti Rawls                         By: /s/ Johnny J. Blanchard
--------------------------------           -----------------------------------

ATTEST: [Corporate Seal]                MTAC, LLC



--------------------------------        By:___________________________________
                                            David Prettyman, President

ATTEST: [Corporate Seal]                ALPHA TECHNOLOGIES GROUP, INC.


/s/ Patti Rawls                         By: /s/ Johnny J. Blanchard
--------------------------------           -----------------------------------

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on and as of the day and year first above written.


ATTEST: [Corporate Seal]                MALCO TECHNOLOGIES, INC.



________________________________        By: __________________________________

ATTEST: [Corporate Seal]                MTAC, LLC


/s/ [ILLEGIBLE]^^                       By: /s/ David Prettyman
--------------------------------            ----------------------------------
                                            David Prettyman, President


ATTEST: [Corporate Seal]                ALPHA TECHNOLOGIES GROUP, INC.



________________________________        By: __________________________________